AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 21, 2001

                           REGISTRATION NO. 333-37930
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                                 Amendment No. 3
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           Adar Alternative One, Inc.
             (Exact name of registrant as specified in its charter)

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
Florida                                      6770                                      Applied For

-------------------------------------------- ----------------------------------------- ------------------------------------------
-------------------------------------------- ----------------------------------------- ------------------------------------------

State or other jurisdiction of               PRIMARY STANDARD INDUSTRIAL               I.R.S. Employer Identification No.
incorporation or organization                CLASSIFICATION CODE NUMBER
-------------------------------------------- ----------------------------------------- ------------------------------------------

                                 10 Troon Place
                                  P.O. Box 289
                                Mashpee, MA 02649

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Michael T. Williams
                              2503 W. Gardner Ct.
                                Tampa, FL 33611
                        TELEPHONE and FAX: 813.831.9348

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As promptly as practicable after this registration statement becomes effective and after the closing of the proposed merger described in this registration statement.





                        SOLICITATION OF WRITTEN CONSENTS

NOTICE IS HEREBY GIVEN to stockholders of Impulse Communications, Inc. that in accordance with the provisions of Nevada law, Impulse Communications stockholders are asked to consider and give Impulse Communications stockholders written consent to a proposal to approve:

o       The  merger  agreement  and  plan  of  reorganization   between  Impulse
        Communications, a Nevada corporation, and Adar Alternative One, Inc., a Florida corporation

o The articles of merger which will be filed with the offices of the secretary of state of the state of Nevada.

In the materials accompanying this notice, Impulse Communications stockholders will find a prospectus relating to the merger proposal and a form of written consent. The prospectus more fully describes the proposal and includes information about Adar Alternative One and Impulse Communications. Impulse Communications strongly urges its stockholders to read and consider carefully this document in its entirety.

Impulse Communication's board of directors has determined that the merger is fair to Impulse Communications stockholders and in Impulse Communications stockholders best interests. Accordingly, the board of directors of Impulse Communications has unanimously approved the merger agreement and the board unanimously recommends that Impulse Communications stockholders consent to the transaction.

Impulse Communications, Inc.

Eric Borgos
Chairman and President





                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on January 21, 2001.

                                          ADAR ALTERNATIVE ONE, INC.

                                          By: /s/  Sidney Golub
                                            ------------------------------------
                                                   Sidney Golub
                                                   President and Treasurer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------- ----------------------------- ---------------------
SIGNATURE                      TITLE                           DATE
-------------------------- ----------------------------- ---------------------
-------------------------- ----------------------------- ---------------------
 /s/ Sidney Golub             President and Treasurer     1-21-01
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